Exhibit C

Final Northpond Lockup

Lock-up Agreement

May 19, 2021

Jefferies LLC

Cowen and Company, LLC

As Representatives of the Several Underwriters

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

RE:	Codex DNA, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an officer or director of the Company and/or an owner of shares of common stock, par value $0.0001 per share, of the Company (“Shares”) or of securities convertible into or exchangeable or exercisable for Shares. The Company proposes to conduct a public offering of Shares (the “Offering”) for which Jefferies LLC (“Jefferies”) and Cowen and Company, LLC (“Cowen”) will act as the representatives of the underwriters. The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this letter agreement. Those definitions are a part of this letter agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will use reasonable efforts to cause any Family Member not to), subject to the exceptions set forth in this letter agreement, without the prior written consent of Jefferies and Cowen, which may withhold their consent in their sole discretion:

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Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

•	enter into any Swap,

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make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing restrictions will not apply to the registration of the offer and sale of the Shares, and the sale of the Shares to the underwriters, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to (i) the transfer of Shares or Related Securities (1) as a bona fide gift or for estate planning purposes (2) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or any Family Member of the undersigned (3) to a trust for the direct or indirect benefit of the undersigned and/or a Family Member or (4) to a charitable organization or educational institution in a transfer not involving a disposition for value, (ii) transfers or dispositions of Shares or Related Securities to any corporation, partnership, limited liability company or other entity, all of the beneficial ownership interests of which are held by the undersigned or any Family Member, (iii) if the undersigned is an entity, transfers, dispositions or distributions of Shares or Related Securities to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (within the meaning set forth in Rule 405 under the Securities Act of 1933, as amended, and including the subsidiaries of the undersigned) of the undersigned, to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership) or to its stockholders, limited partners, general partners, limited liability company members or other equityholders or to the estate of any such stockholders, limited partners, general partners, limited liability company members or equityholders, and (iv) the transfer of Shares or Related Securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i)-(iii) above; provided, however, that in any such case, it shall be a condition to such transfer or distribution that:

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each, donee, transferee or distributee executes and delivers to Jefferies and Cowen an agreement in form and substance satisfactory to Jefferies and Cowen stating that such donee, transferee or distributee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such donee, transferee or distributee had been an original signatory hereto), and

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prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer or distribution (donor, donee, transferor or donee, transferee or distributee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Shares in connection with such transfer or distribution.

Furthermore, notwithstanding the restrictions imposed by this letter agreement, the undersigned may, without the prior written consent of Jefferies and Cowen, (i) exercise an option to purchase Shares granted under any stock incentive plan or stock purchase plan of the Company, provided that the underlying Shares shall continue to be subject to the restrictions on transfer set forth in this letter agreement, (ii) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares, provided that such plan does not provide for any transfers of Shares or Related Securities during the Lock-up Period and no public disclosure or filing under the Exchange Act by any party to the transfer shall be required, or made voluntarily, during the Lock-up Period, (iii) transfer or dispose of Shares acquired in the Offering or on the open market following the Offering, provided that any public disclosure or filing under the Exchange Act during the Lock-up Period reporting a reduction of beneficial ownership by the undersigned relating to such transfer or disposition will contain a footnote or other disclosure noting that the Shares were acquired in or following the Offering, (iv) transfer Shares or Related

Securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i)-(iii) of this paragraph, and (v) transfer Shares or Related Securities (A) as forfeitures to satisfy tax withholding obligations of the undersigned in connection with the vesting or exercise of equity awards by the undersigned pursuant to the Company’s equity incentive, stock option, stock bonus or other stock plan or arrangement described in the Prospectus (as defined in the Underwriting Agreement), (B) pursuant to a net exercise or cashless exercise by the undersigned of outstanding equity awards pursuant to the Company’s equity incentive, stock option, stock bonus or other stock plan or arrangement described in the Prospectus (as defined in the Underwriting Agreement), (C) pursuant to a bona fide third-party tender offer for shares of the Company, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a Change of Control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of common stock or other such securities in connection with such transaction, or vote any common stock or other such securities in favor of any such transaction), provided that all other securities held by the undersigned not transferred in the transaction remain subject to the provisions of this letter agreement and, in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this letter agreement, (D) by operation of law, including pursuant to a domestic order or negotiated divorce settlement, or pursuant to a court order, or (E) that may be deemed to have occurred as a result of the automatic conversion of the outstanding preferred shares of the Company into shares of common stock or the automatic exercise of warrants in connection with the Offering; provided that, in the case of a transfer pursuant to clause (A) above, if the undersigned is required to make a filing under the Exchange Act reporting a reduction in beneficial ownership of Shares during the Lock-up Period, the undersigned shall include a statement in such report to the effect that the purpose of such transfer was to cover tax obligations of the undersigned in connection with such exercise; and further provided that, in the case of a transfer pursuant to clause (B) above, no public disclosure or filing under the Exchange Act by any party to the transfer shall be required, or made voluntarily, during the Lock-up Period; and further provided that, there was no disposition of value in clause (B) and clause (E) and any Shares acquired upon conversion or exercise described in clause (B) and clause (E) shall be subject to the restrictions set forth in this letter agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Shares the undersigned may purchase or otherwise receive in the Offering (including pursuant to a directed share program).

In addition, if the undersigned is an officer or director of the Company, (i) Jefferies and Cowen agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Shares, Jefferies and Cowen will notify the Company of the impending release or waiver, and (ii) the Company (in accordance with the provisions of the Underwriting Agreement) will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Jefferies and Cowen hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement that are applicable to the transferor to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

In the event that a release is granted to any Major Holder (as defined below) other than the undersigned relating to the lock-up restrictions set forth above for Shares or Related Securities, the same percentage of Shares or Related Securities held by the undersigned (the “Pro-rata Release”) shall be immediately and fully released on the same terms from any remaining lock-up restrictions set forth herein; provided however, that such Pro-rata Release shall not be applied in the event of releases (a) granted from such lockup restrictions to any individual party or parties to sell or otherwise transfer or dispose of shares of the Company’s Common Stock or other securities in an amount up to an aggregate of 1% of the Company’s total outstanding stock, (b) permitting transfers where there is no disposition of value, (c) where the transferee, donee, distributee shall sign and deliver a lock-up agreement substantially in the form of this letter agreement or (d) in connection with a secondary underwritten public offering of Common Stock. Notwithstanding the foregoing, if Jefferies and Cowen in their sole discretion determine that a holder (other than the undersigned) who is also an officer and/or director of the Company should be granted an early release from his or her lock-up agreement due to circumstances of an emergency or hardship, then the undersigned shall not have any right to be granted an early release pursuant to the terms of this paragraph. In the event that the undersigned is released from any of its obligations under this letter agreement or, by virtue of this letter agreement, becomes entitled to offer, pledge, sell, contract to sell, or otherwise dispose of any Shares or Related Securities prior to the end of the Lock-up Period, Jefferies and Cowen shall use their commercially reasonable efforts to provide notification of such to the undersigned within two business days thereof; provided that the failure to provide such notice shall not give rise to any claim or liability against Jefferies and Cowen or the other Underwriters. For purposes of this letter agreement, each of the following persons is a “Major Holder”: each officer and director of the Company and each record or beneficial owner, as of the date hereof, of more than 5% of the outstanding shares of securities of the Company (for purposes of determining record or beneficial ownership of a stockholder, all shares of securities held by investment funds affiliated with such stockholder shall be aggregated).

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering. In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the underwriters.

It is understood that, if (i) the Company, on the one hand, or Jefferies and Cowen, on the other hand, notifies the other in writing that it does not intend to proceed with the Offering, (ii) the registration statement relating to the Offering is withdrawn, (iii) the Underwriting Agreement relating to the Offering is not executed by August 12, 2021, or (iv) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of the Shares to be sold thereunder, this letter agreement shall immediately be terminated and the undersigned shall automatically be released from all of the obligations under this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

/s/ Patrick Smerkers
Signature

Senior Vice President, Finance & Operations
Printed Name of Person Signing

(Indicate capacity of person signing if signing as custodian or trustee, or on behalf of an entity)

on behalf of Northpond Ventures, LP.
By: Northpond Ventures GP, its general partner.

Annex A

Certain Defined Terms Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

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“Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transactions or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold at least 50% of the outstanding voting securities of the Company (or the surviving entity), provided that, for the avoidance of doubt, the Offering shall not constitute a Change of Control.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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“Family Member” shall mean the spouse or domestic partner of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse or domestic partner, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse, domestic partner or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

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“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 180 days after the date of the Prospectus (as defined in the Underwriting Agreement).

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

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“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

1. –	sell, offer to sell, contract to sell or lend,

2. –	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

3. –	pledge, hypothecate or grant any security interest in, or

4. –	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

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“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this lock-up agreement.